Exhibit 13.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of MorphoSys AG for the fiscal year ended December 31, 2023 as filed with the SEC on the date hereof (the "Report"), Jean-Paul Kress, M.D., as CEO of the Company, and Lucinda Crabtree, Ph.D., as CFO of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jean-Paul Kress, M.D.
Name: Jean-Paul Kress, M.D.
Title: CEO and member of the Board of Management
Date: March 13, 2024

/s/ Lucinda Crabtree, Ph.D.
Name: Lucinda Crabtree, Ph.D.
Title: CFO and member of the Board of Management
Date: March 13, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934.